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                                                                   EXHIBIT 23.2A

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Viewlogic Systems, Inc.
Marlboro, Massachusetts

     We consent to the use in this Registration Statement of Synopsys, Inc. on Form S-4 of our report dated January 29, 1997 (February 19, 1997 as to the second paragraph of Note 3), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Viewlogic Systems, Inc., listed in Item 21(b). This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 6, 1997